CONFIDENTIAL TREATMENT REQUESTED. CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND, WHERE APPLICABLE, HAVE BEEN MARKED WITH AN ASTERISK TO DENOTE WHERE OMISSIONS HAVE BEEN MADE. THE CONFIDENTIAL MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

BANK CREDIT NOTE

TABLE I - INFORMATION ON THE NOTE
Number of the Note 2766	Maturity Date July 15, 2022		Amount of the Note R$30,000,000.00
Type of Credit BNDES FINAME - PSI	PAC Number 66.716-1		PAC Approved on July 12, 2012
City of Payment São Paulo - State of São Paulo
TABLE II - LENDER
NOSSA CAIXA DESENVOLVIMENTO - AGÊNCIA DE FOMENTO DO ESTADO DE SÃO PAULO S.A., with its principal place of business in the Capital City of the State of São Paulo, at Rua da Consolação, 371 - Consolação, enrolled with the CNPJ/MF under No. 10.663.610/0001-29.
BNDES Authorization 521-5
TABLE III - ISSUER
Corporate Name AMYRIS BRASIL LTDA		CNPJ/MF 09.379.224/0001-20
Address R James Clerk Maxwell, 315
District Techno Park	City Campinas	State São Paulo	Postal Code 13.069-380
Checking Account No. 07494-1	Branch 4009		Bank 341
TABLE IV - PURPOSE OF THE LOAN AND PROPERTY SELLER
The Loan agreed under this Bank Credit Note shall be used for acquisition of the property described below, for the construction of an industrial plant for the Farnesene Production System at Paraíso plant, in the City of Brotas, State of São Paulo.

Description of the Financed Property
Units 1	Model FARNESENE PRODUCTION SYSTEM, MOD. PEBR 10106	Product Code/FINAME 2887533	Price of the Property R$82,410,000.00
Seller
Corporate Name GEA ENGENHARIA DE PROCESSOS E SISTEMAS INDUSTRIAIS LTDA		CNPJ/MF 49.070.824/0001-27
Address AV. Mercedes Benz, 679 - BUILDING 4D2 FLOOR 1 P
District Distrito Industrial	City Campinas	State São Paulo	Postal Code 13.054-750
Checking Account No. 41595-0	Branch 1370		Bank 341
TABLE V - CHARACTERISTICS OF THE TRANSACTION

Total Price of the Financed Project R$52,000,000.00		Amount of the Loan R$30,000,000.00
TCC Amount R$20,000.00	Amortization Period 96 months		Grace Period 24 months
Financial Burden
Nominal Interest Rate 0.4472% per month	Nominal Interest Rate 5.37% per year	Actual Interest Rate 5.5% per year	CET 5.58% per year
Delinquency Charges
Permanence Commission 8.9% per month		Interest for Late Payment 1% per month
TABLE VI - GUARANTEES
6.1. CORPORATE GUARANTEE
Name/Corporate Name of the Surety Amyris Inc.		CNPJ/MF 09.345.642/0001-05
Address 5885 Hollis Street, Suite 100 - Emeryville, CA 94608 - United States of America
Legal Representative(s) João Gabriel Alves de Melo
Identification Document Passport: [*]	Nationality Portuguese		Title CEO and President
6.2. FIDUCIARY SALE OF PERSONAL PROPERTY
Pursuant to the “Instrument of Fiduciary Sale of Personal Property”, which is an integral part of this Bank Credit Note.
CONDITIONS APPLICABLE TO THE BANK CREDIT NOTE
I - OFFER OF PAYMENT
1.1. ISSUER and the other codebtors offer to pay by this Bank Credit Note (Note or CCB), in favor of NOSSA CAIXA DESENVOLVIMENTO - AGÊNCIA DE FOMENTO DO ESTADO DE SÃO PAULO S.A. (São Paulo State Development Agency or LENDER), or to its order, at the “City of Payment” and on the “Maturity” date set forth in TABLE I, the amount set forth in the Field “Amount of the Note”, which corresponds to the “Amount of the Loan”, which shall be increased by the Financial Burdens set forth in TABLE V and, should this be the case, by the statutory burdens and the Delinquency Charges contemplated herein, representing a net, certain and payable obligation to pay such amount in cash, pursuant to the provisions of article 29, item II of Law No. 10.931/2004.
II - RELEASE OF THE LOAN
2.1. Pursuant to the applicable statutory provisions, the São Paulo State Development Agency grants ISSUER, within the scope of the BNDES Investment Maintenance Program (BNDES-PSI), the credit approved by Agência Especial de Financiamento Industrial - FINAME, a state-owned company created by Law No. 5662, of June 21, 1971, as agent of the Brazilian Bank of Economic and Social Development - BNDES, in the amount set forth in the Field “Amount of the Loan” mentioned in TABLE V, which is intended for acquisition of the Property/Equipment described in TABLE IV, in accordance with the budget presented to the Consortium LEADER, as provided in sub-item 2.1.1.
2.1.1. ISSUER hereby represents that it is aware of and agrees to the fact that the loan for acquisition of the Property/Equipment described in TABLE IV is made by means of a Consortium between the Financial Agents, the São Paulo State Development Agency and BANCO PINE S.A., pursuant to the provisions of the General Conditions included in EXHIBIT VIII to BNDES Circular No. 33/2011, of September 1st, 2011, it being understood that BANCO PINE is designated the Consortium LEADER (LEADER), as agreed by the Consortium members.
[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.1.2. It is hereby agreed that the São Paulo State Development Agency is exempted from any liability with respect to the dependency, availability and sufficiency of funds of the BNDES-PSI/FINAME, as required for completion of this Loan, it being understood that in the event of unavailability and/or insufficiency of funds of the BNDES, this Note shall be automatically cancelled, regardless of any judicial or extrajudicial notification, in which case ISSUER shall not be entitled to damages or redress as a result of failure to release the corresponding credit.
2.2. The funds shall be released by the São Paulo State Development Agency within up to one (1) business day as from actual release by the BNDES/FINAME or, in the event of releases in installments, the releases shall be made as set forth in the Release Schedule attached to the Credit Extension Offer (PAC) presented by the LEADER, as duly approved by the BNDES/FINAME, to which this Note is copied and which shall become an integral part hereof for all purposes and effects.
2.2.1. Release of the funds shall be further conditional upon: (i) proof of due investment of the installment previously released/used, in the event of release in installments; (ii) proof by ISSUER of the actual and regular pledge of the guarantee contemplated in subsection 6.2 of TABLE VI, as provided in the Instrument of Fiduciary Sale of Personal Property, which is an integral part hereof, granted in favor of the São Paulo State Development Agency and of BANCO PINE; (iii) inexistence of any fact that, at the discretion of the BNDES and/or of the São Paulo State Development Agency, significantly changes the economic and financial situation of ISSUER, or which may jeopardize performance of the subject matter of the loan in order to change it or to prevent performance thereof, pursuant to the provisions of the Project ratified by the BNDES/FINAME; (iv) presentation, by ISSUER, of a Debt Clearance Certificate - CND or Certificate of Suspended Debt Liability - CPD-EN, issued by the Brazilian Federal Revenue Service by the INTERNET, to be extracted by ISSUER and verified by the São Paulo State Development Agency at the addresses: www.previdenciasocial.gov.br or www.receita.fazenda.gov.br, except if such proof is waived as a result of a statutory and/or normative provision; (v) proof, should this be the case, of regular standing with respect to the environmental authorities or, if such proof has already been presented and is in effect, a statement by ISSUER in this respect; (vi) payment, should this be the case, of the expenses referred to in subsection 3.4.1.
2.3. Subject to the other conditions set forth in this Note, the funds to be released hereunder shall be directly credited to the deposit account held by SELLER, as described in TABLE IV, or to its order to ISSUER, by means of bank transfer(s) in the amount mentioned in the corresponding Field “Amount of the Loan” referred to in TABLE V, by means of presentation of the corresponding Tax document(s), in which case ISSUER irrevocably and irreversibly authorizes the São Paulo State Development Agency to adopt the procedure set forth herein, giving full and general release with respect to receipt of the amount then released.
2.3.1. The release(s) referred to in subsection 2.3 may be made by means of Wire Transfer of Immediately Available Funds (TED), Credit Document or transfer between accounts held with the same Institution, to an account held by SELLER or by whomever SELLER indicates.
2.3.2. Whenever the amount to be released is transferred by means of Wire Transfer of Immediately Available Funds (TED) or Credit Document (DOC), ISSUER shall be liable for reimbursement of the fee charged by the corresponding Financial Institution, plus any possible tax levied thereon, pursuant to the Third-Party Services Expenses Reimbursement Table, as disclosed on São Paulo State Development Agency's website: www.desenvolvesp.com.br; in which case ISSUER agrees to pay such amount by means of a Bank Bill to be issued by the São Paulo State Development Agency or as otherwise defined by it.

III - FINANCIAL BURDEN AND OTHER LOAN EXPENSES
3.1. The Interest levied on the “Amount of the Loan” is set forth in the Field “Interest Rate” in TABLE V, and the following formula shall be adopted:
Jn = SDn-1 {(1 + i/100)N/360 - 1}
Jn: Interest to be paid by ISSUER, in Brazilian Reais (R$), at the time “n”;
SDn-1: Debit Balance, in R$, at the time “n-1”;
i: five point five percent (5.5%);
N: number of days between the date of the financial event and the date of capitalization, maturity or performance of the obligation, it being understood that financial event shall be understood as any and all financial facts that result or may result in a change in the debit balance of this Note.
3.1.1. The Interest shall be payable: (i) on a quarterly basis, during the grace period; and (ii) on a monthly basis, during the amortization period, along with payment of the installments of principal, and upon maturity or payment of the Note.
3.1.2. The “Interest Rate” set forth in TABLE V already includes the remunerations due to the BNDES and to the São Paulo State Development Agency.
3.2. In the event of substitution of the legal criterion of Remuneration of the funds transferred to the BNDES from the Social Integration Program of the Public Servant Fund (PIS/PASEP) and from the Workers Support Fund - FAT, the remuneration set forth in this Note may, at the discretion of the BNDES/FINAME, be made by means of use of the new remuneration criterion applicable to said funds, or by another criterion indicated by the BNDES/FINAME itself, which, in addition to preserving the actual amount of the transaction, remunerates it in the same previous levels, in which case the São Paulo State Development Agency shall give ISSUER written notice thereof.
3.3. In case the BNDES/FINAME so requires, on the dates of release of the funds or of cancelation of the transaction, ISSUER shall pay the Credit Reserve Commission, which shall correspond to zero point one percent (0.1%) per month, to be levied on the amount of the corresponding release or of the cancelled balance, as from the date of approval of the PAC.
3.4. In addition to the charges referred to in subsection 3.1., ISSUER and the other Codebtors are required to pay: (i) all taxes or legal expenses levied or that come to be levied on this transaction, in the form and at the rates set forth in the applicable law; (ii) other statutory charges, or charges contemplated in the regulations issued by the Central Bank of Brazil (BACEN), BNDES/FINAME; (iii) of the Credit Extension Fee (TCC), in the amount set forth in TABLE V, and of the Reimbursement of the Credit Release Fee (TED and DOC), as set forth in subsection 2.3.2.
3.4.1. The amounts related to the charges set forth in subsection 3.4, should this be the case, shall be paid by ISSUER before release of the credit, it being understood that failure to make this payment shall authorize the São Paulo State Development Agency to suspend the corresponding release, without prejudice to the other penalties set forth in this Note.

3.5. ISSUER shall also pay to the São Paulo State Development Agency, should this be the case, fees and/or fee reimbursement, pursuant to the provisions of the “Fee Table” and/or of the “Third-Party Services Expenses Reimbursement Table” available at São Paulo State Development Agency's address: www.desenvolvesp.com.br.
3.5.1. The payments referred to in subsections 3.4.1 and 3.5 shall be made by ISSUER by means of Bank Bills issued in favor of the São Paulo State Development Agency, in any bank that participates in the Bank Clearance System, or by any other means permitted by the São Paulo State Development Agency.
3.6. Without prejudice to the other provisions of this item III, ISSUER represents, for all purposes and effects, that before formalization of the Transaction that is the subject matter hereof, it became aware and is aware of the percentage relating to the Total Actual Cost (CET) mentioned in TABLE V, as well as of the calculation flows thereof, with which it hereby agrees.
3.6.1 ISSUER is aware of and agrees to the fact that calculation of the annual CET percentage referred to in subsection 3.6 took into consideration the flows relating to the scheduled release(s) and payment(s), including the Interest Rate agreed hereunder, taxes, fees, insurance and other expenses on the Loan, in addition to those related to payment of the third-party services agreed by the São Paulo State Development Agency.
IV - DEBT PROCESSING AND COLLECTION
4.1. ISSUER and the other codebtors under this Note agree to pay the Loan, subject to the grace period, in accordance with the monthly installments and on the maturity dates mentioned in the Schedule set forth in the EXHIBIT - PAYMENT SCHEDULE, which, after read and initialed by the parties, shall be an integral part of this Note for all purposes and effects.
4.1.1. Subject to the provisions of the corresponding Field of TABLE V, the grace period shall start on the fifteenth (15th) day of the month, after the date of issuance/execution hereof.
4.1.2. During the grace period, ISSUER and the other codebtors agree to quarterly pay the Interest accrued in the period, in accordance with the criteria set forth in this Note, which term shall commence on the date referred to in subsection 4.1.1.
4.1.3. During the term of amortization, ISSUER and the other codebtors agree to pay the principal of the Loan, by means of monthly and successive installments, each of which in the unmatured amount of the principal, divided by the number of unmatured installments, plus the monthly interest set forth in this Note, it being understood that the first installment shall be due on the fifteenth (15th) day of the month following the end of the grace period.
4.2. Collection of the principal and charges shall be made by means of a Bank Bill, which shall have the same effects as a Collection Notice, and which shall be sent by the São Paulo State Development Agency to ISSUER and contain the required amount for payment of the corresponding installment on the maturity date, to be paid in any bank that participates in the Bank Clearance System.
4.2.1. The provisions of subsection 4.2 does not exempt ISSUER and the other codebtors from the obligation to timely pay the installments of the Loan on the dates set forth in this Note, including in case the bank bills have not been received by ISSUER, for any reason, it being understood that ISSUER shall be liable for the late payment charges set forth herein in the event of late payment.

4.2.2. If ISSUER and the other codebtors fail to pay the installment(s), including charges, on the agreed date(s), these installments shall be added to the debit balance of this transaction, and in the event of nonperformance and/or default, the permanence commission, interest and fine, as provided in Item V of this Note, shall apply to the unpaid amount of the debt.
4.2.3. In case any installment of the principal and/or charges is due on a Saturday, Sunday or national holiday, including bank holidays, such maturity date shall be, for all purposes and effects, transferred to the first subsequent business day, it being understood that the charges shall be calculated by such date, on which the next regular period of assessment and calculation of the transaction charges shall commence.
4.3. ISSUER may prepay the debt, except in the event BNDES has the right to refuse prepayment, it being hereby agreed that: (i) if partial prepayment is accepted, such prepayment shall be proportionally used to cover the unmatured installments of principal, maintaining the same maturity dates and adopting the same remuneration and calculation criteria set forth in this Note; (ii) if prepayment of the total amount of the debt is accepted, the same remuneration and calculation criteria set forth in this Note shall be adopted.
4.3.1. In addition, in the event of prepayment of the total amount of the debt, the other obligations to do or not to do assumed by ISSUER shall be maintained until the maturity date set forth in this Note, especially the obligation to carry out the project that is the subject matter of this Loan within the agreed term, it being understood that the São Paulo State Development Agency and the BNDES shall be entitled to inspect conduction of the project.
4.3.2. In the event of verification of irregular investment of funds during an inspection conducted pursuant to the provisions of subsection 4.3.1., ISSUER shall be subject to the penalties imposed by the BNDES and to those described in this Note.
4.3.3. In the event of nonperformance and/or default, ISSUER and the other codebtors hereby irrevocably and irreversibly authorize the São Paulo State Development Agency to offset, pursuant to the provisions of article 368 of the Brazilian Civil Code, its credit, as represented by the debit balance hereof, against any cash and cash equivalents they may own, either currently existing or that come to exist in the future, including as a result of other credit transactions possibly released to ISSUER.
V - EARLY MATURITY OF THE LOAN AND DELINQUENCY CHARGES
5.1. The early maturity of this Note shall be declared, in which case the whole debt shall become immediately payable, including the charges set forth herein, with immediate suspension of the release of any disbursement to ISSUER, should this be the case, upon occurrence of the following events: (i) failure by ISSUER to physically or financially prove conduction of the project that is the subject matter of the financial cooperation with respect to the Loan agreed hereunder; (ii) investment of the funds granted hereunder for other purposes than those set forth in TABLE IV hereof; (iii) inexistence of or failure to update or to provide the São Paulo State Development Agency and the BNDES with the records required under subsection 3.13.6 of Exhibit I to Circular No. 33/2011, as the case may be (only in the transactions with Beneficiaries engaged, among others, in the planting, renewal and costing of crops, and also the processing of sugarcane for the production of ethanol and other sugarcane-derived biofuels, and sugar, except for brown sugar, pursuant to the codes 0113-0/00, 1071-6/00, 1072-4/01 and 1931-4/00 of the National Code of Economic Activity (CNAE) disclosed by the Brazilian Institute of Geography and Statistics (IBGE); (iv) existence of an unappealable adverse judgment as a result of the practice of actions, by ISSUER or its managers, involving race or gender discrimination, child labor, slave labor, workplace or sexual harassment, or environmental crime; (v) failure by ISSUER and other codebtors under this Note to comply with any of the obligations set forth herein, including those provided in subsection 7.1; (vi) supply of irregular and/or false information to the São Paulo State Development Agency and/or to the BNDES by ISSUER and by the other codebtors in order to obtain the loan that is the subject matter of this Note; (vii) occurrence of a legitimate protested instrument or any other judicial or extrajudicial action against ISSUER, which may in any way prevent compliance with the obligations assumed by it hereunder; (viii) insolvency of ISSUER, request for court-supervised or out-of-court reorganization, or bankruptcy; (ix) interruption of the activities of ISSUER for more than thirty (30) days, except for interruption of the activities of ISSUER during sugarcane off-season; (x) assignment or transfer by ISSUER to third parties of the rights and obligations hereunder without the prior and express consent of the São Paulo State Development Agency; (xi) if ISSUER fails to grant, substitute and/or supplement personal guarantee(s) or security interest(s) granted hereunder within thirty (30) days after a request by the São Paulo State Development Agency in this respect, in case these personal guarantee(s) or security interest(s) are not duly given or if they otherwise become unable, inadequate or insufficient to guarantee full payment of the debt; (xii) if ISSUER fits any of the provisions of articles 39 and 40 of the Provisions Applicable to the BNDES agreements; (xii) provision of false representations and/or information provided and required under subsection 3.13.6 of Exhibit I to BNDES Circular No. 33/2011, without prejudice to imposition of the applicable statutory penalties; (xiv) if ISSUER fits any other events contemplated in articles 333 and 1425 of the Brazilian Civil Code.
5.1.1. In the events set forth in items (i) and (ii) of subsection 5.1, ISSUER shall be subject, as from the day following the day established by means of an official or extrajudicial notification, to a fine of fifty percent (50%) of the amount released and not proved, plus the charges due as agreed hereunder until the date of actual payment of the debt.
5.2. In the event of failure to comply with any statutory or contractual obligation, even in the event of late payment of any installment of the principal and charges, as well as in the event of early maturity of this Note as provided in subsection 5.1, ISSUER and the other codebtors shall be put in default, by operation of law and regardless of any warning or notice, in which case they shall be required to pay, as from the date of the corresponding default, the Delinquency Charges represented by the Permanence Commission and interest for late payment, at the rates set forth in the corresponding Field of TABLE V, without prejudice, should this be the case, of imposition of the fine referred to in subsection 5.1.1.
5.2.1. The delinquency charges set forth in subsection 5.2 shall apply and be due on a daily basis, from the date of default to the date of actual payment, levied on the outstanding amount of the debt.
5.2.2. ISSUER and the other codebtors shall also be liable for all expenses related to collection of the unpaid debt, including protest, and of the other debts contemplated in this Note, and if the São Paulo State Development Agency goes to the courts to recover its credit, for the attorneys' fees set forth by the court and for the other court expenses.

VI - LOAN GUARANTEES
6.1. In order to guarantee full compliance with all main and ancillary obligations, in the form and under the conditions set forth in this Note, individually or along with other guarantees, the CORPORATE GUARANTEE is granted as provided in subsection 6.2 of TABLE VI, subject to the other conditions contemplated in the corresponding instrument of guarantee (i.e. Corporate Guarantee), which shall be an integral part hereof.
6.2. In addition, in order to fully comply with all main and ancillary obligations assumed under this Note, individually or along with other guarantees, ISSUER transfers to the São Paulo State Development Agency the Property described and characterized in the “INSTRUMENT OF FIDUCIARY SALE OF PERSONAL PROPERTY”, which shall be an integral part hereof for all legal purposes and effects.
VII - SPECIAL CONDITIONS
7.1. In addition to the other conditions set forth in this Note, ISSUER further agrees to: (i) invest the funds provided hereunder exclusively to carry out the venture that is the subject matter of this Note, pursuant to the conditions approved by the BNDES/FINAME and by the São Paulo State Development Agency; (ii) not to change the venture supported by the funds granted hereunder, so as not to reduce the ability or deviate the purpose thereof, without the prior and express consent of the BNDES/FINAME; (iii) to prove, should this be the case, the accurate use of its own funds, in the proportion and form and under the conditions set forth in this Note and/or in the budget; (iv) to comply, to the extent applicable, with the “PROVISIONS APPLICABLE TO BNDES AGREEMENTS”, as approved by Resolution No 665, of December 10, 1987, as amended; (v) to comply, to the extent applicable, with the “GENERAL CONDITIONS GOVERNING TRANSACTIONS” with respect to the FINAME, which shall be carried out pursuant to Decree No. 59.170, of September 2, 1966, microfilmed under No. 399.674, entered in the annotations column of Record No. 4.879, of Book H-9, in the 2nd Registry of Deeds and Documents of the Judicial District of Rio de Janeiro, State of Rio de Janeiro; (vi) to comply, to the extent applicable, with the rules related to processing of the credit transactions established by the BNDES/FINAME¸ which it hereby declares to know and agrees to accept; (vii) to grant the BNDES/FINAME¸ either directly or through the São Paulo State Development Agency, free access to its premises and to its accounting or legal records, for purposes of controlling the financial cooperation contemplated in this Note, providing any and all pieces of information upon request; (viii) to expressly mention the BNDES/FINAME cooperation and the participation of the São Paulo State Development Agency as financing entities, whenever it advertises the Property and the use thereof, it being understood that such disclosure shall be subject to the prior approval of the São Paulo State Development Agency and of the BNDES; (ix) to comply with the provisions of the law related to the National Environmental Policy, adopting, during the term of effectiveness of this Note, measures and actions intended to avoid or remedy damages caused to the environment, to labor safety and occupational health that may be caused by the financed property; (x) to maintain its obligations to the environmental authorities in regular standing during the term of effectiveness of this Note; (xi) to observe, during the term of effectiveness of this Note, the provisions of the applicable law concerning persons with special needs; (xii) neither to assign nor to transfer the rights and obligations hereunder, as well as neither to sell nor in any way dispose of or encumber the Property that is the subject matter of the Loan without the express authorization of the São Paulo State Development Agency and/or of the BNDES/FINAME, under penalty of early maturity hereof by operation of law, pursuant to the provisions of item V, without prejudice to the other applicable measures and penalties; (xiii) to prove, at the request of the São Paulo State Development Agency, compliance with the special conditions set forth in items (ix) and (x); (xiv) to prove, in transactions secured by pledge or fiduciary assignment of credit rights, that debtor is aware, should this be the case, of the credits pledged or subject to the fiduciary sale, as provided in this Note, by means of a notice to be made through a Registry of Deeds and Documents or by means of a public or private instrument registered with the Registries of Deeds and Documents of the Judicial District of the domicile of lender and of the Judicial District of the domicile of borrower of the credit rights granted to secure this Note; (xv) to keep the São Paulo State Development Agency permanently informed of its technical and economic conditions, including with respect to amendments to its Articles of Incorporation or Organization, as well as to promptly provide, upon request, reports, information and statements within the required term; (xvi) to comply, until full settlement of the debt assumed hereunder, all rules and regulations issued by the FINAME/BNDES and other regulatory agencies; (xvii) to maintain the Property pledged as guarantee in perfect conditions of operation and conservation, requiring and causing compliance, with respect to such Property, with all warranties offered by the sellers or manufacturers; (xviii) to assume all risks against third parties, exempting the São Paulo State Development Agency from any liability, as well as to inform the São Paulo State Development Agency, within five (5) days, of any event that could depreciate the Property pledged as guarantee; (xix) to visibly affix to the equipment that is the subject matter of this Loan and referred to in TABLE IV an identification label informing at least the corporate name or acronym of ISSUER, year of manufacture and serial or identification number of the financed property; (xx) to update and keep available to the São Paulo State Development Agency and to the BNDES, whenever applicable, until full payment of the loan, the records required in subsection 3.13.6 of Exhibit I to Circular No. 33/2011, as the case may be (only in the transactions with Beneficiaries engaged, among others, in the planting, renewal and costing of crops, and also the processing of sugarcane for the production of ethanol and other sugarcane-derived biofuels, and sugar, except for brown sugar, pursuant to the codes 0113-0/00, 1071-6/00, 1072-4/01 and 1931-4/00 of the CNAE, as disclosed by the IBGE); (xxi) to carry an insurance covering the Property subject to the Fiduciary Sale, as provided in the “Instrument of Fiduciary Sale of Personal Property” referred to in subsection 6.2, during effectiveness of this Note.
7.2. The São Paulo State Development Agency may, at any time and at its discretion, require reinforcement of the guarantee to cover any possible increase in the debit balance as a result of the adjustment of the amount of the debt that results in a disproportional relation between the Amount of the Loan granted hereunder and the amount of the guarantees pledged hereunder, or in any other case this action is required, including in order to recompose the Guarantee, in which case ISSUER shall provide this reinforcement within thirty (30) days as from the date of request by the São Paulo State Development Agency.
7.2.1 The guarantees given in this transaction shall not jeopardize São Paulo State Development Agency's right to directly request from ISSUER and the other codebtors immediate compliance with any outstanding payment obligation, and ISSUER and the other codebtors cannot claim any order of preference of guarantees.
VIII - FINAL PROVISIONS
8.1. ISSUER acknowledges that the following documents are valid and effective and shall be an integral part hereof for all legal purposes and effects: (i) the Instrument of Fiduciary Sale of Personal Property and other documents that are an integral part thereof; (ii) the correspondence exchanged between the São Paulo State Development Agency and ISSUER, including electronically, which have been regularly received by the corresponding addressee, as well as of all documents resulting from this Note; (iii) the review and inspection report(s) of the Property given as Guarantee, as provided in this Note; (iv) the PAYMENT SCHEDULE; (v) the Credit Extension Offer (PAC) (copy).

8.2. ISSUER and the other CODEBTORS acknowledge, pursuant to the provisions of article 28 of Law No. 10931/2004, as proof of the net, certain and payable debt, pursuant to the provisions of this Note, the debt assessed by the São Paulo State Development Agency by means of a Calculation Spreadsheet or Balance Statement issued by the São Paulo State Development Agency in connection with this instrument, containing the corresponding entries made in accordance with the provisions hereof, provided the right of recovery in the event of processing error.
8.3. Pursuant to the applicable law, the São Paulo State Development Agency may endorse, assign and transfer this Note and all rights and guarantees set forth herein, subrogating to all rights, interests and prerogatives of the endorsee or assignee under the endorsement, assignment and transfer, and it is hereby authorized by ISSUER to do so.
8.4. ISSUER irrevocably and irreversibly authorizes the São Paulo State Development Agency to: (i) provide the Central Bank of Brazil with information on the amount of the debts and liabilities assumed under this Note, including, but not limited to, the Credit Information System (SCR), pursuant to the provisions of Resolution No. 3658 of the Brazilian Monetary Council, of December 2008; (ii) access the information of the same regulatory agency, as provided by the other financial institutions; and to (iii) provide, in the event of default, information to the State Register of Defaulters (CADIN), which was created by State Law No. 12799, of January 11, 2008, pursuant to the provisions of article 4 thereof.
8.5. Notwithstanding any provision to the contrary herein, before declaring the early maturity for any reason, or before the imposition of any pecuniary or other penalty, the São Paulo State Development Agency agrees to send written notice to ISSUER, informing of the default and granting ISSUER a term of five (5) days after receipt of such notice to cure such default(s).
8.6. No forbearance by the São Paulo State Development Agency with respect to failure to perform or default of obligations, conditions and terms set forth in this Note shall result in novation or desistence, it being understood that it may not be invoked, under any circumstance, by ISSUER and the other codebtors hereunder and under the Instrument of Fiduciary Sale of Personal Property.

IX - JURISDICTION
9.1. The parties elect the Central Courts of the Judicial District of the Capital City of the State of São Paulo as competent to resolve any possible dispute under this Note, provided the parties hereby waive any other court, no matter how privileged it may be, provided NOSSA CAIXA DESENVOLVIMENTO's right to bring actions in the Court of the domicile of ISSUER.
São Paulo, July 13, 2012.
ISSUER
/s/ Paulo Diniz /s/ Felipe M. Caram
AMYRIS BRASIL LTDA

I AGREE
JULY 13, 2012
NOSSA CAIXA DESENVOLVIMENTO - AGÊNCIA DE FOMENTO DO ESTADO DE SÃO PAULO
/s/ Gilberto Fioravante            /s/ Ana Paula Alves Shuay
Gilberto Fioravante            Ana Paula Alves Shuay
Business and Operations Supervisor    Business and Operations Supervisor

NOSSA CAIXA DESENVOLVIMENTO SERVICE CENTER: (11) 3123-0464
OFFICE OF THE OMBUDSMAN: 0800-7706272
EMAIL: ouvidoria@desenvolvesp.com.br

EXHIBIT TO THE BANK CREDIT NOTE - PAYMENT SCHEDULE -
Number of the Note 2766	Amount of the Note R$30,000,000.00	Maturity Date July 15, 2022
Type of Credit BNDES FINAME - PSI	City of Payment São Paulo - State of São Paulo
ISSUER
Corporate Name AMYRIS BRASIL LTDA		CNPJ/MF 09.379.224/0001-20
Address R James Clerk Maxwell, 315, Techno Park	City Campinas	State São Paulo
Payment of the principal and charges with respect to the Note identified in the corresponding Fields of TABLE V hereof shall be made in accordance with the following SCHEDULE, which shall be an integral and inseparable part of the aforementioned Note:

PAYMENT SCHEDULE
Installment No.	Date of Payment	Type
1	October 15, 2012	E
2	January 15, 2013	E
3	April 15, 2013	E
4	July 15, 2013	E
5	October 15, 2013	E
6	January 15, 2014	E
7	April 15, 2014	E
8	July 15, 2014	E
9	August 15, 2014	P+E
10	September 15, 2014	P+E
11	October 15, 2014	P+E
12	November 15, 2014	P+E
13	December 15, 2014	P+E
14	January 15, 2015	P+E
15	February 15, 2015	P+E
16	March 15, 2015	P+E
17	April 15, 2015	P+E
18	May 15, 2015	P+E
19	June 15, 2015	P+E
20	July 15, 2015	P+E
21	August 15, 2015	P+E
22	September 15, 2015	P+E
23	October 15, 2015	P+E
24	November 15, 2015	P+E
25	December 15, 2015	P+E
26	January 15, 2016	P+E
27	February 15, 2016	P+E
28	March 15, 2016	P+E
29	April 15, 2016	P+E
30	May 15, 2016	P+E

31	June 15, 2016	P+E
32	July 15, 2016	P+E
33	August 15, 2016	P+E
34	September 15, 2016	P+E
35	October 15, 2016	P+E
36	November 15, 2016	P+E
37	December 15, 2016	P+E
38	January 15, 2017	P+E
39	February 15, 2017	P+E
40	March 15, 2017	P+E
41	April 15, 2017	P+E
42	May 15, 2017	P+E
43	June 15, 2017	P+E
44	July 15, 2017	P+E
45	August 15, 2017	P+E
46	September 15, 2017	P+E
47	October 15, 2017	P+E
48	November 15, 2017	P+E
49	December 15, 2017	P+E
50	January 15, 2018	P+E
51	February 15, 2018	P+E
52	March 15, 2018	P+E
53	April 15, 2018	P+E
54	May 15, 2018	P+E
55	June 15, 2018	P+E
56	July 15, 2018	P+E
57	August 15, 2018	P+E
58	September 15, 2018	P+E
59	October 15, 2018	P+E
60	November 15, 2018	P+E
61	December 15, 2018	P+E
62	January 15, 2019	P+E
63	February 15, 2019	P+E
64	March 15, 2019	P+E
65	April 15, 2019	P+E
66	May 15, 2019	P+E
67	June 15, 2019	P+E
68	July 15, 2019	P+E
69	August 15, 2019	P+E
70	September 15, 2019	P+E
71	October 15, 2019	P+E
72	November 15, 2019	P+E
73	December 15, 2019	P+E
74	January 15, 2020	P+E
75	February 15, 2020	P+E

76	March 15, 2020	P+E
77	April 15, 2020	P+E
78	May 15, 2020	P+E
79	June 15, 2020	P+E
80	July 15, 2020	P+E
81	August 15, 2020	P+E
82	September 15, 2020	P+E
83	October 15, 2020	P+E
84	November 15, 2020	P+E
85	December 15, 2020	P+E
86	January 15, 2021	P+E
87	February 15, 2021	P+E
88	March 15, 2021	P+E
89	April 15, 2021	P+E
90	May 15, 2021	P+E
91	June 15, 2021	P+E
92	July 15, 2021	P+E
93	August 15, 2021	P+E
94	September 15, 2021	P+E
95	October 15, 2021	P+E
96	November 15, 2021	P+E
97	December 15, 2021	P+E
98	January 15, 2022	P+E
99	February 15, 2022	P+E
100	March 15, 2022	P+E
101	April 15, 2022	P+E
102	May 15, 2022	P+E
103	June 15, 2022	P+E
104	July 15, 2022	P+E

NB: For purposes of identification of the payment installments pursuant to the schedule, (i) “E” refers to the exclusive payments of charges; and “P+E” refers to the payment of an installment of principal and charges.